                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       VALLEY NATIONAL GASES INCORPORATED
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:

                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:

                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:

                        ------------------------------------------------------------
                5)      Total fee paid:

                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:

                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:

                        ------------------------------------------------------------
                3)      Filing Party:

                        ------------------------------------------------------------
                4)      Date Filed:

                        ------------------------------------------------------------

                          [VALLEY NATIONAL GASES LOGO]

                       VALLEY NATIONAL GASES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
VALLEY NATIONAL GASES INCORPORATED:

     The Annual Meeting of the Shareholders of Valley National Gases Incorporated, a Pennsylvania corporation (the "Company"), will be held at the Holiday Inn Meadowlands, 340 Racetrack Road, Washington, Pennsylvania 15301, on Tuesday, October 23, 2001, commencing at 9:00 a.m., Eastern time, for the following purposes:

          1. To elect two directors to hold office until the 2004 Annual Meeting of Shareholders; and

          2. To transact such other business, if any, as properly may be brought before the meeting.

     The close of business on September 13, 2001 has been designated as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                          By order of the Board of Directors,

                                          /s/ John R. Bushwack

                                          John R. Bushwack, Secretary

Wheeling, West Virginia
September 21, 2001

     A proxy for the annual meeting is enclosed herewith. Even though you may plan to attend the meeting in person, please mark, date and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

                       VALLEY NATIONAL GASES INCORPORATED
                                 67 43RD STREET
                         WHEELING, WEST VIRGINIA 26003

                            ------------------------

                                PROXY STATEMENT
                               SEPTEMBER 21, 2001

                            ------------------------

     This proxy statement is furnished to the holders of Common Stock of Valley National Gases Incorporated (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at the Holiday Inn Meadowlands, 340 Racetrack Road, Washington, Pennsylvania 15301, on Tuesday, October 23, 2001 at 9:00 a.m., Eastern time, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. Only holders of record of the Company's Common Stock at the close of business on September 13, 2001 will be entitled to vote at the Annual Meeting. Such holders are hereinafter referred to as the "Shareholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Shareholders on or about September 21, 2001.

     Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date and return the enclosed form of proxy, and the shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

     Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The close of business on September 13, 2001 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting. As of the record date, 9,347,584 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting, with 103 holders of record. Shareholders will be entitled to cast one vote on all matters for each share of Common Stock held of record on the record date.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2001 accompanies this proxy statement.

     The Company's Audit and Finance Committee is recommending the selection of Arthur Andersen, LLP to the Board of Directors as the Company's principal accountant for the fiscal year ending June 30, 2002. The Company's Board of Directors will consider this recommendation at its next regularly scheduled meeting on October 23, 2001. Arthur Andersen, LLP has audited the Company's financial statements since 1994. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone, telefax or other means, or personal interview, by directors, officers or regular employees of the Company who will receive no additional compensation for their services.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON FORM OF PROXY)

NOMINEES AND CONTINUING DIRECTORS

     The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. At the Annual Meeting, two directors of the Company are to be elected for a term expiring at the Annual Meeting in 2004, or until their successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the nominees and the directors has served in his principal occupation for the last five fiscal years, unless otherwise indicated. Should a nominee be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person as the Board of Directors of the Company may recommend.

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------    -----
TO BE ELECTED FOR TERM ENDING IN 2004:

Lawrence E. Bandi, 47.........................................      1997

  Mr. Bandi has served as President and Chief Executive Officer of the Company since March 1995 and April 1991, respectively, and as a director of the Company since March 1984. Mr. Bandi has held various positions with the Company since joining it in 1974. Mr. Bandi is a Director of the Ohio Valley Industrial and Business Development Corporation, a private corporation established for the purpose of attracting various business entities to West Virginia and serves on the Ohio County
  Development Authority Board, United Way Board, is a director of Special Wish Foundation and serves on the Board of Governors for West Virginia Northern Community College. Mr.
  Bandi received his Bachelor of Science degree in Accounting from Wheeling College and his Masters in Business
  Administration degree from Wheeling Jesuit College.

F. Walter Riebenack, 62.......................................      1999

  Mr. Riebenack was elected a Director of the Company in January
  1999. He has served as the Chief Financial Officer, General
  Counsel and as a member of the Board of Site-Blauvelt, Engineers, Inc. since 1990, a multi-disciplinary consulting engineering firm offering transportation design, geotechnical engineering, subsurface exploration, construction inspection and materials testing services to a wide range of clients in both the public and private sectors of the marketplace, with offices in New Jersey, Pennsylvania, New York, Delaware,
  Virginia, Ohio, Maryland, South Carolina and West Virginia.
  Mr. Riebenack received his law degree along with his Bachelor of Business Administration degree in Finance and Accounting from the University of Notre Dame. Mr. Riebenack has served as an instructor of Business Law at Indiana University and University of St. Francis in Fort Wayne, Indiana.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                          OF EACH NAMED NOMINEE.

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------    -----
TO CONTINUE IN OFFICE UNTIL 2002:

Gary E. West, 64..............................................      1997

  Mr. West has served as Chairman of the Board of Directors of the Company since 1984. From 1970, when he purchased the Company, to March 1995, Mr. West served as President of the
  Company. Mr West has also served as President of West Rentals,
  Inc. and Equip Lease Corp. and Vice President of Acetylene
  Products Corp. since 1992, 1988 and 1985, respectively. See
  "Executive Compensation - Compensation Committee Interlocks and Insider Participation." Since June 1993, he has served as a director of WesBanco Wheeling, and since June 1990 he has served as a director of H.E. Neumann Co., a plumbing, heating and mechanical contracting company. Mr. West received his Bachelor of Science degree in Business Administration from West Liberty State College.

John R. Bushwack, 50..........................................      1997

  Mr. Bushwack has served as the Executive Vice President,
  Secretary and a director of the Company since January 1997.
  From 1991 to 1996, Mr. Bushwack served in various positions with the Company, including Executive Vice President of Sales and Acquisitions, Vice President of Sales and Acquisitions,
  Vice President of Sales and General Manager. From 1987 to
  1990, Mr. Bushwack served as President of the Harvey Company, a gas distributor, and from 1990 to 1991 he served as Vice
  President and director of Linde Gases of the Great Lakes, also a gas distributor. In addition, Mr. Bushwack has been a director of Convenient Care Products Group, Ltd., a division of Westmoreland Health System, since 1991 and Westmoreland
  Holding Company, Inc., since 1999.

James P. Hart, 47.............................................      1997

  Mr. Hart was elected a Director of the Company in January
  1997. He has been Vice President and Chief Financial Officer of Industrial Scientific Corporation ("ISC"), a manufacturer of portable instruments used for detecting and monitoring a variety of gases, since August 1994. From March 1984 to August
  1994, Mr. Hart was Treasurer and Controller of ISC. Mr. Hart holds a Bachelor of Science degree in Accounting from the University of Scranton.

TO CONTINUE IN OFFICE UNTIL 2003:

Ben Exley, IV, 54.............................................      1997

  Mr. Exley was elected a Director of the Company in January
  1997. He served as a Marketing Specialist for the Ohio Valley
  Industrial and Business Development Corporation from April
  1998 to May 2000 and served as its Interim Executive Director during 1999. He served as the President of Ohio Valley
  Clarksburg, Inc. since 1987 and Bailey Drug Company from 1993 through 1997, both of which are pharmaceutical distributors and wholly owned subsidiaries of Cardinal Health Inc. Mr.
  Exley has also served on the board of directors of several companies, including BankOne West Virginia N.A. 1994 through
  2000, BankOne Wheeling-Steubenville N.A. 1991 through 2000 and
  Stone & Thomas, a chain of clothing department stores, from 1991 through 1997. Mr. Exley is a graduate of West Virginia
  Wesleyan College with a Bachelor of Science degree in Business
  Administration. He also holds a Masters in Business
  Administration degree from Northern Illinois University.

William A. Indelicato, 62.....................................      1997

  Mr. Indelicato was elected a Director of the Company in January 1997. Mr. Indelicato has been President of ADE
  Vantage, Inc., a business consulting firm which provides certain services to the Company, since July 1992. From 1988 to 1991, Mr. Indelicato served as General Business Director of
  Union Carbide Industrial Gases Inc. Mr. Indelicato is also an associate professor of strategic management at Pace University in New York. Mr Indelicato received his Bachelor of Science degree in Electrical Engineering from the University of Notre
  Dame and his Masters in Business Administration degree from Pace University.

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------    -----
August Maier, 72..............................................      1997

  Mr. Maier was elected a Director of the Company in January
  1997. In September 1997, Mr. Maier became an employee of the
  Company and he served as Corporate Director of Field
  Operations until his retirement in July 1999. He served as Chief Executive Officer of Houston Fearless 76, a manufacturer of digital imaging and film processing equipment, from May
  1995 until August 1997. From October 1987 to May 1997, Mr.
  Maier was Chief Executive Officer of Holox, Inc., a large distributor of industrial gases and welding equipment. Mr.
  Maier received his Bachelor of Science degree in Mechanical
  Engineering from the Indiana Institute of Technology and his Masters in Business Administration degree from the Harvard
  Business School.

COMMON STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth information regarding the amount of the outstanding Common Stock as of September 1, 2001 beneficially owned by each director and nominee, the Chief Executive Officer and the three other most highly compensated executive officers of the Company (each a "Named Executive Officer") and all of the directors and executive officers of the Company as a group:

                                                                                     PERCENT OF
                                                               NUMBER OF SHARES     COMMON STOCK
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   OUTSTANDING(1)
------------------------                                      ------------------   --------------
Gary E. West................................................      7,095,000(2)          75.2
Lawrence E. Bandi (3).......................................        132,446              1.4
John R. Bushwack (4)........................................         59,829                *
Robert D. Scherich (5)......................................         11,399                *
William A. Indelicato (6)...................................         83,866                *
Ben Exley, IV (6)...........................................          6,600                *
James P. Hart (6)...........................................          9,200                *
August E. Maier (6).........................................          7,000                *
F. Walter Riebenack.........................................         10,000                *
All directors and executive officers as a group (9 persons)
  (7).......................................................      7,415,340             78.6

---------------

  * Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Gary E. West beneficially owns and controls a portion of the shares indicated through six grantor retained annuity trusts.

(3) Includes options to purchase 37,500 shares of Common Stock exercisable within sixty days of September 1, 2001.

(4) Includes options to purchase 25,000 shares of Common Stock exercisable within sixty days of September 1, 2001.

(5) Includes 9,000 options exercisable within sixty days of September 1, 2001.

(6) Includes 5,000 options exercisable within sixty days of September 1, 2001.

(7) Includes 91,500 options exercisable within sixty days of September 1, 2001.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of September 4, 2001:

                                                              AMOUNT AND NATURE OF     PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS(1)
            ------------------------------------              --------------------   -----------
Gary E. West (2)............................................       7,095,000            75.2
Entities affiliated with T. Rowe Price Associates, Inc.
  (3).......................................................         757,000             8.0

---------------

(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Mr. West's address is c/o Valley National Gases Incorporated, 67 43rd Street, Wheeling, West Virginia 26003. A portion of his shares are beneficially owned and controlled through six grantor retained annuity trusts.

(3) As provided in a Form 13G filed with the SEC on February 13, 2001. T. Rowe Price Associates, Inc., a registered investment advisor, holds sole voting power as to 45,000 shares and sole dispositive power as to 741,200 shares.
    T. Rowe Price Small-Cap Value Fund, Inc., holds sole voting power as to 682,200 shares. Their address is 100 E. Pratt Street, Baltimore, Maryland, 21202.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during fiscal 2001. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he served during fiscal 2001.

     The Board of Directors has an Executive Committee, an Audit and Finance Committee, and a Nominating and Compensation Committee, all of which were formed in January 1997. The Executive Committee, of which Messrs. West, Bandi and Indelicato are members, met nine times in the past fiscal year. The Audit and Finance Committee, of which Messrs. Hart, Exley and Riebenack were members, reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. This committee met four times in the past fiscal year. This committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. See "Audit and Finance Committee Report". The members of the Audit and Finance Committee for fiscal 2002 are Messrs. Hart, Exley and Riebenack and are independent pursuant to Section 121(A) of the American Stock Exchange listing standards. The Nominating and Compensation Committee, of which Messrs. West, Indelicato and Maier are members, establishes and oversees the compensation policies of the Company and determines executive compensation. This committee held three meetings in the past fiscal year. See "Compensation Committee Report on Executive Compensation".

DIRECTOR COMPENSATION

     The Company pays each non-employee director a $1,000 fee for each Board meeting attended and a $500 fee for each Committee meeting attended. Directors are also reimbursed for certain reasonable expenses incurred in attending meetings. Officers of the Company do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its Committees.

     On January 2, 2001, the Company granted to each of the five independent directors options to purchase 2,000 shares of the Common Stock. The options vest three years after the date of the grant and have a term of ten years. The options are exercisable at a price equal to the fair market value of the shares of Common Stock on the date of the grant.

     William A. Indelicato, a director of the Company, provides consulting services to the Company concerning all aspects of the Company's acquisition program. In addition, the Company retains ADE Vantage, Inc. to provide consulting services. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation - Indelicato and ADE Vantage, Inc. Consulting Arrangements."

EXECUTIVE OFFICERS

NAME                     AGE               POSITION
----                     ---                --------
Gary E. West..........   64   Chairman of the Board of Directors

Lawrence E. Bandi.....   47   President and Chief Executive Officer

John R. Bushwack......   50   Executive Vice President, Chief Operating
                              Officer and Secretary

Robert D. Scherich....   41   Chief Financial Officer

     For more information about Messrs. West, Bandi and Bushwack, please see the appropriate description under the above caption "Nominees and Continuing Directors."

     Robert D. Scherich, Chief Financial Officer. Mr. Scherich has served as the Company's Chief Financial Officer since May 1996. From January 1993 to April 1996, he served as Controller and General Manager of Wheeling Pittsburgh Steel Corporation, a subsidiary of WHX Corporation, and from January 1988 to December 1993 he served as Division Controller of such corporation. Mr. Scherich was an accountant with Ernst & Whinney from 1981 to 1984. Mr. Scherich received a Bachelor of Science degree in Accounting from The Pennsylvania State University and is a Certified Public Accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than ten percent beneficial shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such forms it has received and written representations that no other reports were required, the Company believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during its fiscal year ended June 30, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information for the fiscal years ended June 30, 1999, 2000 and 2001 concerning the compensation awarded or paid to, or earned by each of the Named Executive Officers during such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                           ANNUAL COMPENSATION                 COMPENSATION
                              ----------------------------------------------   ------------
                                                               OTHER ANNUAL     SECURITIES     ALL OTHER
NAME AND                                                       COMPENSATION     UNDERLYING    COMPENSATION
PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)(1)      ($)(2)        OPTIONS(#)       ($)(3)
------------------            ----   ---------   -----------      ------        ----------       ------
Gary E. West................  2001     89,700      196,224          --                --         3,932
Chairman                      2000     82,404      196,224          --                --           574
                              1999     76,332       61,320          --                --         5,662

Lawrence E. Bandi...........  2001    201,723      120,000          --            16,000         7,645
President and                 2000    196,661      112,000          --            15,750         8,310
Chief Executive Officer       1999    178,000       35,000          --            12,600         8,806

John R. Bushwack............  2001    148,340       90,000          --             5,000         8,323
Executive Vice President      2000    146,168       85,000          --             9,250         8,045
and Chief Operating Officer   1999    135,539       26,200          --             7,400         8,541

Robert D. Scherich..........  2001     97,034       37,000          --             4,000         7,323
Chief Financial Officer       2000     93,436       35,000          --             5,000         5,147
                              1999     80,396       11,000          --             3,565         4,378

---------------

(1) Includes bonuses earned in the reported year. The payment of bonuses is at the discretion of the Nominating and Compensation Committee of the Board of Directors.

(2) The Company has not included in the Summary Compensation Table the value of incidental personal perquisites furnished by the Company to the Named Executive Officers since such value did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any of such Named Executive Officers.

(3) Represents contributions made by the Company on behalf of the Named Executive Officers under the Company's 401(k) Plan during fiscal 2001.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1997 Stock Option Plan, as amended (the "Plan"). The Company adopted the Plan in February 1997 and amended the Plan in August 2000 to modify certain vesting and exercise provisions. The Plan provides for the issuance of options to purchase up to 650,000 shares of Common Stock to key employees, officers and directors of the Company and is administered by the Nominating and Compensation Committee of the Board of Directors. As of September 13, 2001, options to purchase a total of 347,875 shares were outstanding under the Plan and options to purchase 302,125 shares remained available to grant thereunder.

     The following table show for the fiscal year ended June 30, 2001, certain information regarding options granted to and exercised by the Named Executive Officers and the potential realizable valuable of options granted in fiscal 2001 at assumed rates of return:

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR[1]

                               OPTION/SAR
                            INDIVIDUAL GRANTS                                              POTENTIAL REALIZABLE
                       ---------------------------                                           VALUE AT ASSUMED
                        NUMBER OF      % OF TOTAL                                         ANNUAL RATES OF STOCK
                        SECURITIES    OPTIONS/SARS                                          PRICE APPRECIATION
                        UNDERLYING     GRANTED TO                                            FOR OPTION TERM
                       OPTIONS/SARS   EMPLOYEES IN   EXERCISE OR BASE                     ----------------------
        NAME            GRANTED(#)    FISCAL YEAR      PRICE($/SH)      EXPIRATION DATE    5%($)         10%($)
        ----            ----------    -----------      -----------      ---------------    -----         ------
Lawrence E. Bandi....     16,000           25              3.75             1/2/11         37,734        95,625
John R. Bushwack.....      5,000            8              3.75             1/2/11         11,792        29,883
Robert D. Scherich...      4,000            6              3.75             1/2/11          9,433        23,906

STOCK OPTION EXERCISES AND HOLDINGS

     The following table presents information with respect to stock options exercised during the last fiscal year by the Named Executive Officers, as well as the status and current value of unexercised stock options held as of June 30, 2001

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                  OPTIONS AT JUNE 30, 2001        IN-THE-MONEY OPTIONS
                                ACQUIRED                        (# SHARES)               AT JUNE 30, 2001 (1)
                               ON EXERCISE    VALUE     ---------------------------   ---------------------------
            NAME               (# SHARES)    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ----------    --------   -----------   -------------   -----------   -------------
Gary E. West.................       0           0              0              0           $0           $     0
Lawrence E. Bandi............       0           0         37,500         48,850           $0           $44,769
John R. Bushwack.............       0           0         25,000         21,650           $0           $21,456
Robert D. Scherich...........       0           0          9,000         12,565           $0           $13,025

---------------

(1) Values have been determined based upon the difference between the per share option exercise price and the closing price of the Company's Common Stock on June 30, 2001.

BENEFIT PLANS

     401(k) Plan. The Company has a qualified 401(k) savings and retirement plan (the "401(k) Plan"). Eligibility to participate in the 401(k) Plan requires an employee to have been employed with the Company for twelve months ("Eligible Employees"). The 401(k) Plan allows Eligible Employees to defer into their plan account a certain dollar amount or stated percentage of their salary, not to exceed statutorily mandated annual limits (the "Employee Contributions"). Eligible Employees are 100% vested in their Employee Contributions. The Company makes an annual contribution (the "Company Contribution") to all Eligible Employees' plan accounts in an amount equal to 5% of their salary or wages. Company Contributions vest over

---------------

[1] The options were granted on January 2, 2001. The options vest three years after the date of the grant and have a term of ten years. The options are exercisable at a price equal to the fair market value of the shares of Common Stock on the date of the grant. In the case of key employees and officers, unexercised options granted under the Plan are subject to forfeiture upon termination of employment for any reason other than death, disability or normal retirement. 8 a term of seven years. The Company also makes a determination each year based upon performance as to the amount, if any, of additional contributions to be made to Eligible Employees' plan accounts. If a determination is made to make additional contributions in any year, such amounts are contributed on a pro rata basis to the plan accounts of Eligible Employees who made voluntary contributions during such year. Distributions under the 401(k) Plan may be made at retirement, death, permanent disability or other termination of employment, in a lump sum.

CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

     Lawrence E. Bandi, John R. Bushwack and Robert D. Scherich have entered into agreements with the Company whereby the Company has agreed to pay each of them, or their respective beneficiaries, certain death, disability and/or retirement benefits provided that they are employed with the Company until their respective retirements or deaths, and that with respect to retirement benefits, they do not thereafter compete with the Company. In the event of the death or retirement of Mr. Bandi, Mr. Bushwack or Mr. Scherich, the Company is obligated to make payments of $2,000, $1,000 and $1,000 per month, respectively, for eighty-four months. In the event of disability, the Company is obligated to make payments of $2,000, $1,000 and $1,000 per month, respectively, for the duration of the disability, but not after 65 years of age.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Nominating and Compensation Committee consists of Messrs. West, Indelicato and Maier. Mr. West is the Chairman of the Board of Directors of the Company. During the year ended June 30, 2001, no other interlocking relationship existed between any member of the Company's Compensation Committee and any other member of the Company's Board of Directors. Mr. Indelicato and ADE Vantage Inc. provide consulting services to the Company. In addition, the Company leases certain buildings and equipment from West Rentals, Inc., a Company owned by Mr. West. West Rentals, Inc. employees also supply certain services for the Company. The Company rents an airplane from EquipLease Corp., a corporation wholly owned by Mr. West, and leases certain properties from RealEquip-Lease, LLC, a company owned by the daughters of Mr. West. Mr. West is also a Director and shareholder of Acetylene Products Corp., a company that leases space to the Company. These transactions are more fully described below.

INDELICATO AND ADE VANTAGE, INC. CONSULTING ARRANGEMENTS

     Mr. Indelicato provides consulting services to the Company concerning all aspects of the Company's acquisition program. The agreement with Mr. Indelicato provides for a monthly retainer fee of $4,352, reimbursement of out-of-pocket expenses related to the performance of services, and a variable payment for each acquisition completed in an amount based primarily upon the purchase price and the annual sales of the business acquired. In addition, the Company retains ADE Vantage, Inc. ("ADE") to provide consulting services. Mr. Indelicato is President of ADE. This agreement has a one year term, is renewable each year for one year and can be terminated by either party giving ninety days notice. Payments to Mr. Indelicato and ADE for fiscal 2001 totaled $226,270.

WEST RENTALS, INC.

     The Company leases 44 buildings from West Rentals, Inc., a West Virginia corporation ("West Rentals"), of which are leased pursuant to a Master Lease Agreement (the "Master Lease") and of which are leased pursuant to pass-through subleases. Mr. West is the sole shareholder of West Rentals. The Master Lease terminates on April 30, 2011 and may be renewed for an additional five-year term. Currently, the Company pays an aggregate of $165,707 a month to West Rentals as rent for all real property leased. In addition, the Company pays all utility bills and fees as well as all property and local taxes on the real property leased from West Rentals. The Company also rents cylinders and trailers from West Rentals and currently pays approximately $6,525 a month to West Rentals for such rentals. Employees of the Company provide occasional construction, maintenance and clerical related services to West Rentals. The Company bills West Rentals for such services on an hourly basis. Aggregate expenditures by the Company under the Master Lease and for rental of cylinders and trailers was approximately $2,008,151 for the fiscal year ended June 30, 2001. The Company believes that the amounts it has paid for rental of real property, cylinders and trailers have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

ACETYLENE PRODUCTS CORP.

     The Company leases two buildings from Acetylene Products Corp. ("APC") under ten-year leases expiring in March 2008 for an aggregate amount of $11,575 per month. Mr. West is a Director and shareholder of APC. The Company also leases approximately 1,400 square feet of space located in Wheeling, West Virginia from APC for use as an employee training center at a cost of $50 per day. The Company believes that the current arrangements with APC are not less favorable than could be obtained in arms-length transactions with unaffiliated third parties. During fiscal 2001, the Company paid APC $141,000.

EQUIPLEASE, CORP.

     EquipLease Corp. ("EquipLease"), a corporation wholly owned by Mr. West, rents an airplane to the Company at a monthly rate of $7,157. The Company paid a total of $85,884 to EquipLease for rental of the airplane during fiscal 2001. The Company believes that the arrangements with EquipLease have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

REALEQUIP-LEASE, LLC

     RealEquip-Lease, LLC ("RealEquip"), a company wholly owned by the two daughters of Mr. West, leases two properties to the Company for an aggregate amount of $9,135 per month. Mr. West serves as a non-member manager of RealEquip. During fiscal year 2001, the Company paid RealEquip $112,106. The Company believes that the arrangements with RealEquip have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(2)

     The Company's executive compensation program is administered by the Nominating and Compensation Committee of the Board of Directors, which is comprised of two non-employee directors and one employee director. The Nominating and Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

     The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by competitive companies for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

     The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on revenues, operating profit and individual merit. The Nominating and Compensation Committee believes that executive compensation should be designed to motivate executives to

---------------

(2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

increase shareholder value and further believes that executive officers can best increase shareholder value by managing the revenues and operating profit of the Company and by conceiving, developing and positioning the leading products and services in the Company's chosen markets.

     Compensation payments in excess of $1 million to the Chief Executive Officer or other executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Committee does not expect cash compensation to its Chief Executive Officer or any other executive officer in the foreseeable future to be in excess of $1 million.

BASE SALARY

     The Nominating and Compensation Committee sets the base salary for executives at the beginning of each fiscal year, based upon a review of the salaries for comparable positions in companies in the Company's industry and other related industries, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year.

MERIT BONUS PROGRAM

     Each year the Nominating and Compensation Committee intends to adopt management incentive plans for the executive officers, which reflect the Committee's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its revenue and profit goals and balance sheet performance objectives, and by each executive officer of his individual objectives as determined by the Nominating and Compensation Committee. Merit bonus goals based on the fiscal 2001 operating plan were determined by the Nominating and Compensation Committee and approved by the Board of Directors at the beginning of the fiscal year based upon these criteria. In addition, the plans for fiscal 2001 prescribed adjustments in the merit bonus goals based upon the Company's actual operating profit. At the end of the fiscal year, the Board of Directors approved a merit bonus pool to be allocated by the CEO with the Compensation Committee approving individual bonuses for all key executives based on the executive's performance relative to his or her performance objectives.

STOCK-BASED COMPENSATION

     Awards of stock options under the Company's stock option plan are designed to closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Nominating and Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. However, all grants of stock options are ultimately authorized by the Company's Board of Directors. The Nominating and Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a three-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 25,000 shares were granted to executive officers in fiscal 2001 to reward the executive officers for their performance and to establish appropriate incentives for these key executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. However, the bonus portion of the compensation package represents a larger portion of total compensation than other executive officers. In fiscal 2001, Mr. Bandi received a base salary increase of $12,000 to $202,050, and an option to purchase 16,000 shares of the Company's Common Stock. The increase in his base salary was intended to approximate the increase in the cost of living in fiscal 2001, plus a base salary adjustment based on market conditions. The size of the option grant was based on the Compensation Committee's subjective judgment that this amount was appropriate to retain Mr. Bandi and to provide an incentive for continued high performance. The option vests three-years after the date of grant and is exercisable at a price equal to the fair market value of the Company's Common Stock on the date of grant. In July 2001, the Compensation Committee awarded Mr. Bandi a cash bonus for fiscal 2001 of $120,000 or approximately 59% of his fiscal 2001 base salary. In awarding Mr. Bandi's 2001 cash bonus, the Compensation Committee considered the growth in sales and EBITDA (12%) and net earnings before the effect of SFAS NO. 133 (16%) and achievement of specific goals related to the implementation of the Company's Strategic Plan. These objectives included same store growth, operating leverage and training.

                                     ******

     The foregoing report is provided by the following directors, who were members of the Nominating and Compensation Committee on June 30, 2001:

                        William A. Indelicato, Chairman
                                  Gary E. West
                                  August Maier

                     AUDIT AND FINANCE COMMITTEE REPORT(3)

     The Audit and Finance Committee of the Company's Board of Directors for the fiscal year ended June 30, 2001 was composed of the following nonemployee directors: James P. Hart, Ben Exley, IV and F. Walter Riebenack. All of the members of the Committee are independent for purposes of the American Stock Exchange listing requirements. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Annex A.

     The Committee has reviewed and discussed the Company's consolidated audited financial statements for the year ended June 30, 2001 with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Company's independent accountants also provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants are compatible with maintaining the accounting firm's independence and has determined that such fees are compatible with maintaining the accounting firm's independence.

     Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 to be filed with the Securities and Exchange Commission.

                                     ******

     The foregoing report is provided by the following directors, who were members of the Audit and Finance Committee on June 30, 2001:

                                 James P. Hart
                                 Ben Exley, IV
                              F. Walter Riebenack

---------------

(3) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1993 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

FISCAL 2001 AUDIT FEE SUMMARY

     During the fiscal year ended June 30, 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

  Audit Fees.

     The aggregate fee billed by Arthur Andersen LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2001 were $81,200.

  Financial Information Systems Design and Implementation Fees.

     There were no fees billed by Arthur Andersen LLP to the Company for financial information systems design and implementation for fiscal 2001.

  All Other Fees.

     The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP for fiscal 2001 were $ 28,225 primarily related to tax compliance and consulting and accounting consultations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

                              PERFORMANCE GRAPH(4)

     The following graph sets forth a comparison for the period beginning April 10, 1997 (the date the Company first became subject to the reporting requirements of the Exchange Act) and ending June 30, 2001, of the cumulative total return on a $100.00 investment in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return, assuming reinvestment of dividends, on an investment of $100.00 for the same period in companies on the Nasdaq Stock Market (U.S.) and on the S&P 500 Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock and are not intended to forecast or be indicative of future performance of the Common Stock.

                          TOTAL RETURN TO SHAREHOLDERS
                         (DIVIDENDS REINVESTED MONTHLY)

                                               VALLEY NATIONAL GASES INC.         S&P 500 INDEX          S&P CHEMICALS COMPOSITE
                                               --------------------------         -------------          -----------------------
10 April 97                                              100.00                      100.00                      100.00
June 97                                                  131.25                      129.81                      109.43
June 98                                                  137.50                      168.97                      127.00
June 99                                                   53.13                      207.12                      125.28
June 00                                                   60.94                      222.45                       98.10
June 01                                                   60.92                      189.46                      112.55

                                     VOTING

     A plurality of the votes cast are required to elect the directors. The Company's Articles of Incorporation do not provide for cumulative voting. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 2001 Annual Meeting is required to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of the nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such other matters. Votes withheld for director nominees will not be counted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors and in the discretion of the persons named as proxies on such other business as may properly come before the meeting or any adjournment or postponement thereof.

---------------

(4) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1993 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the 2002 Annual Meeting must be received by the Company by May 24, 2002, for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Shareholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days prior to the date of any meeting of the shareholders at which directors are to be elected. The Shareholder filing the notice of nomination must describe various matters related to the nominee and the shareholder filing the notice, as specified in the Company's Bylaws, including such information as name, address, occupation, and number of shares held.

     In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company. To be timely, such notice must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days before nor more than 90 days prior to the meeting. However, if the meeting is not held on the first Tuesday in August, and less than 60 days' notice or prior public disclosure of the meeting date is given or made to shareholders, then the notice from the shareholder must be received by the close of business on the 15th day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. Such notice must include a description of the proposed business, the reasons therefore and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

     In each case the notice must be given to the Secretary of the Company, whose address is 67 43rd Street, Wheeling, West Virginia 26003. Any Shareholder desiring a copy of the Company's Restated Articles of Incorporation, as amended, or Bylaws will be furnished a copy without charge upon written request to the Secretary.

                                 MISCELLANEOUS

     Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return- addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ John R. Bushwack
                                          John R. Bushwack, Secretary
Wheeling, West Virginia
September 21, 2001

                                    ANNEX A
                       VALLEY NATIONAL GASES INCORPORATED
                      AUDIT AND FINANCE COMMITTEE CHARTER

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange.

     The Audit Committee shall have the authority to retain special legal, accounting, financial, information systems or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management prior to such changes being implemented.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8. Review and approve all contracts with the independent auditor. Approve the fees to be paid to the independent auditor prior to engagement.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

13. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

        (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        (b) Any changes required in the planned scope of the internal audit.

14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

15. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

16. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions, with no other parties present.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

     Approved by the Audit and Finance Committee of Valley National Gases June 2, 2000.

                                 FORM OF PROXY

                                    [FRONT]

                       VALLEY NATIONAL GASES INCORPORATED

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert D. Scherich and Lawrence E. Bandi, or either of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of VALLEY NATIONAL GASES INCORPORATED (the "Company") to be held on Tuesday, October 23, 2001, commencing at 9:00 a.m., Eastern time, at the Holiday Inn Meadowlands, 340 Racetrack Road Washington, Pennsylvania 15301, and at any postponement or adjournment of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified below and in the discretion of any such person on such other business as may properly come before the meeting and any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SAID NOMINEES AS DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  (continued and to be signed on reverse side)

                              FOLD AND DETACH HERE

                                  FORM OF PROXY

                                     [BACK]

                  MARK CHOICE AS INDICATED IN THIS EXAMPLE [X]

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1. Election of Two Directors

    FOR NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY) [  ]

    WITHHOLD AUTHORITY TO VOTE FOR NOMINEES LISTED [  ]

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

    Nominees:              For  term expiring in 2004:

                                            Lawrence E. Bandi
                                            F. Walter Riebenack

    The undersigned hereby acknowledges receipt of the 2001 Annual Report to Shareholders and the Notice of said Annual Meeting and accompanying Proxy Statement.

    Please sign as registered and return promptly in the enclosed envelope to:
Valley National Gases Incorporated, c/o American Stock Transfer Company, 59 Maiden Lane, New York, New York 10038.

              Dated this    day of          , 2001
              ------------------------------------


                                        (If Stock is owned in joint names, both
                                        owners must sign, or if owned by a
                                        corporation, partnership or trust, this
                                        Proxy must be signed by an authorized
                                        officer, partner or trustee.) If the
                                        address at left is incorrect, please
                                        write in the correct information.



                              FOLD AND DETACH HERE